Exhibit 4.01

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP: 22541FEF9

NO. 1	PRINCIPAL AMOUNT: $967,000

CREDIT SUISSE (USA), INC.
Currency-Linked Securities Linked to the Value of a Global Currency Basket

due October 26, 2007

CREDIT SUISSE (USA), INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Redemption Amount (as defined on the reverse hereof) on the Maturity Date (as defined on the reverse hereof).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

This Note will not pay interest.

F-1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

CREDIT SUISSE (USA), INC.

[SEAL]	By:	/s/ Peter Feeney
Name: Peter Feeney
Title: Authorized Signatory

CREDIT SUISSE (USA), INC.

	By:	/s/ Grace Koo
Name: Grace Koo
Title: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 27, 2006

THE BANK OF NEW YORK,
as successor Trustee to

JPMORGAN CHASE, N.A.,
as Trustee

By:	/s/ Ignazio Tamburello
Name: Ignazio Tamburello
Title: Authorized Signatory

F-2

[REVERSE OF NOTE]

CREDIT SUISSE (USA), INC.
Currency-Linked Securities Linked to the Value of a Global Currency Basket
due October 26, 2007

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of June 1, 2001 (the “Indenture”), between the Company and the Bank of New York (the “Trustee”), as successor Trustee to JPMorgan Chase Bank, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  This Note is one of a series designated as the Currency-Linked Securities Linked to the Value of a Global Currency Basket due October 26, 2007 (the “Note”).

This Note will not pay interest.

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series by written notice to the Trustee; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount of this Note in the manner, at the place, at the time and in the coin or currency herein prescribed.

The Securities are issuable initially only in registered form without coupons in denominations of $10,000 and any integral multiples of $1,000 in excess of that amount at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

The Securities will not be redeemable at the option of the Company prior to maturity.

The Company will not be required to pay any Additional Amounts on the Securities.

Maturity Date

The Maturity Date of the Securities is October 26, 2007 (the “Maturity Date”); however, if a market disruption event exists in respect of any of the exchange rates on the valuation date, as determined by the Calculation Agent, the Maturity Date will be the later of October 26, 2007, and the fifth business day following the day as of which the final level of each of the basket components has been calculated.

Redemption Amount

The Company will redeem the Securities at maturity for a redemption amount based on the difference between the initial basket level and the final basket level (the “redemption amount”).  How the redemption amount will be calculated depends on whether the final basket level is greater than or equal to or less than the initial basket level and, if less, by how much:

If the final basket level is less than or equal to 1.00 and greater than or equal to 0.9125, the redemption amount will equal 1.0875 times the principal amount of the Securities.  If the final basket level is less than 0.9125, the redemption amount will equal the product of (i) the principal amount of the Securities and (ii) 2.0 minus the final basket level.  If the final basket level is greater than 1.00, the redemption amount will equal the principal amount of the Securities.

For purposes of calculating the redemption amount, the final basket level on the valuation date will be equal to the sum of:

(i) the product of:

(x) .25, the weighting of the USD/BRL (Brazilian real) spot rate component in the basket, multiplied by

(y) (A) the final level for such exchange rate, which equals the level of the USD/BRL spot rate, expressed as the number of Brazilian reals per one U.S. dollar, calculated by referencing the U.S. dollar/Brazlian real exchange rate as published on Reuters page “PTAX” at approximately 6:00 p.m. New York time divided by (B) the initial level;

plus

(ii) the product of:

(x) .25, the weighting of the USD/MXN (Mexican peso) spot rate component in the basket, multiplied by

(y) (A) the final level for such exchange rate, which equals the level of the USD/MXN spot rate, expressed as the number of Mexican pesos per one U.S. dollar, calculated by referencing the U.S. dollar/Mexican peso exchange rate as published on Reuters page “WMRSPOT10” at approximately 4:00 p.m. London time divided by (B) the initial level;

plus

(iii) the product of:

(x) .25, the weighting of the USD/RUB (Russian ruble) spot rate component in the basket, multiplied by

(y) (A) the final level for such exchange rate, which equals the level of the USD/RUB spot rate, expressed as the number of Russian rubles per one U.S. dollar, calculated by referencing the U.S. dollar/Russian ruble exchange rate as published on Reuters page “EMTA” at approximately 12:30 p.m. Moscow time divided by (B) the initial level;

plus

(iv) the product of:

(x) .25, the weighting of the USD/TRY (Turkish lira) spot rate component in the basket, multiplied by

(y) (A) the final level for such exchange rate, which equals the level of the USD/TRY spot rate, expressed as the number of Turkish lira per one U.S. dollar, calculated by referencing the U.S. dollar/Turkish lira exchange rate as published on Reuters page “WMR” at approximately 4:00 p.m. London time divided by (B) the initial level.

The “initial basket level” equals 1.0.

The “initial level” for each currency will equal the U.S. dollar exchange spot rate of such currency on October 20, 2006 at 12:00 p.m. New York time, expressed as the number of units per one U.S. dollar.

The “valuation date” will be October 24, 2007; however, if the calculation agent determines that on the valuation date a market disruption event exists in respect of a basket component, then the valuation date will be postponed to the first succeeding business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five business days immediately following the valuation date.  In that case, the fifth business day following the scheduled final valuation date will be deemed to be the valuation date of such basket component notwithstanding the existence of a market disruption event, and the calculation agent will determine the level for such final valuation date on that fifth succeeding business day.

A “business day” is any day other than a day on which banking institutions (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in the City of New York, New York are generally not authorized or obligated by law or executive order to close.

Market Disruption Events

A “market disruption event” is, in respect of any exchange rate, the occurrence on any business day or any number of consecutive business days of any one or more of the following circumstances: (a) the termination or suspension of, or material limitation or disruption for at least two hours in the trading of a currency or a futures contract thereon included in the basket that prevents the relevant exchange on which such currency is traded from establishing an official settlement price for such currency or contract as of a regularly scheduled settlement time; (b) the settlement price for any currency or a futures contract thereon included in the basket is a “limit price,” which means that such settlement price for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules; or (c) failure by the applicable exchange or other price source to announce or publish the settlement price for any currency or a futures contract thereon included in the basket.

If the calculation agent determines that a market disruption event exists in respect of an exchange rate on a valuation date (the “basket components”), then that valuation date for such basket component will be postponed to the first succeeding business day for that basket component on which the calculation agent determines that no market disruption event exists in respect of such basket component, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such basket component on each of the five business days immediately following the scheduled valuation date.  In that case, (a) the fifth succeeding business day following the scheduled valuation date will be deemed to be the valuation date for such basket component, notwithstanding the market disruption event in respect of such basket component, and (b) the calculation agent will determine the closing level for such basket component on that deemed final valuation date in a commercially reasonable manner.  The valuation date for each basket component not affected by a market disruption event shall be the scheduled valuation date.

In the event that a market disruption event exists in respect of a basket component on the final valuation date, the maturity date of the Securities will be the later of October 26, 2007, and the fifth business day following the day as of which the closing level on the final valuation date for each basket component has been calculated.  No interest or other payment will be payable because of any such postponement of the maturity date.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the Securities, absent manifest error.

Events of Default and Acceleration

In case an Event of Default (as defined in the Indenture) with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (in accordance with the acceleration provisions set forth in the prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the Securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of the Company’s other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the redemption amount hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The calculation agent for the Securities (the “Calculation Agent”) is Credit Suisse International.  The calculations and determinations of the Calculation Agent will be final and binding upon all parties (except in the case of manifest error).  The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

Terms used herein that are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to
transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:	NOTICE: The signature to this assignment
must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.